Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 27, 2024, with respect to the consolidated financial statements of Aeluma, Inc. and Subsidiary for the years ended June 30, 2024 and 2023 and to the reference of our Firm under the caption “Experts” in the Registration Statement. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Rose, Snyder & Jacobs LLP Encino, California

July 31, 2025